                                                                   EXHIBIT 10.40

                                                                  EXECUTION COPY

================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                 January 9, 2004

                                      among

                      AMERICAN AXLE & MANUFACTURING, INC.,

                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.,

                            The Lenders Party Hereto

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                           ---------------------------

                           J.P. MORGAN SECURITIES INC.

                                       and

                         BANC OF AMERICA SECURITIES LLC,

                  as Joint Lead Arrangers and Joint Bookrunners

================================================================================

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----

                                    ARTICLE I

                                   Definitions

SECTION 1.01.     Defined Terms.................................................      1
SECTION 1.02.     Types of Loans and Borrowings.................................     22
SECTION 1.03.     Terms Generally...............................................     22
SECTION 1.04.     Accounting Terms; GAAP........................................     22

                                   ARTICLE II

                                   The Credits

SECTION 2.01.     Commitments...................................................     23
SECTION 2.02.     Loans and Borrowings..........................................     23
SECTION 2.03.     Requests for Revolving Borrowings.............................     24
SECTION 2.04.     Swingline Loans...............................................     25
SECTION 2.05.     Letters of Credit.............................................     26
SECTION 2.06.     Funding of Borrowings.........................................     31
SECTION 2.07.     Interest Elections............................................     32
SECTION 2.08.     Termination and Reduction of Commitments......................     33
SECTION 2.09.     Repayment of Loans; Evidence of Debt..........................     34
SECTION 2.10.     Prepayment of Loans...........................................     35
SECTION 2.11.     Fees..........................................................     35
SECTION 2.12.     Interest......................................................     36
SECTION 2.13.     Alternate Rate of Interest....................................     37
SECTION 2.14.     Increased Costs...............................................     38
SECTION 2.15.     Break Funding Payments........................................     40
SECTION 2.16.     Taxes.........................................................     40
SECTION 2.17.     Payments Generally; Pro Rata Treatment; Sharing of Set-offs...     43
SECTION 2.18.     Additional Reserve Costs......................................     44
SECTION 2.19.     Mitigation Obligations; Replacement of Lenders................     45
SECTION 2.20.     Redenomination of Sterling....................................     46
SECTION 2.21.     Assigned Dollar Value.........................................     46

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.     Organization; Powers..........................................     47
SECTION 3.02.     Authorization; Enforceability.................................     47

SECTION 3.03.     Governmental Approvals; No Conflicts..........................     48
SECTION 3.04.     Financial Condition; No Material Adverse Change...............     48
SECTION 3.05.     Litigation and Environmental Matters..........................     48
SECTION 3.06.     Compliance with Laws and Agreements...........................     49
SECTION 3.07.     Investment Company Status.....................................     49
SECTION 3.08.     Taxes.........................................................     49
SECTION 3.09.     ERISA.........................................................     49
SECTION 3.10.     Disclosure....................................................     49
SECTION 3.11.     Subsidiaries..................................................     50

                                   ARTICLE IV

                                   Conditions

SECTION 4.01.     Effective Date................................................     50
SECTION 4.02.     Each Credit Event.............................................     51

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.     Financial Statements and Other Information....................     52
SECTION 5.02.     Notices of Material Events....................................     53
SECTION 5.03.     Existence; Conduct of Business................................     54
SECTION 5.04.     Payment of Obligations........................................     54
SECTION 5.05.     Maintenance of Properties; Insurance..........................     54
SECTION 5.06.     Books and Records; Inspection Rights..........................     54
SECTION 5.07.     Compliance with Laws..........................................     55
SECTION 5.08.     Use of Proceeds and Letters of Credit.........................     55
SECTION 5.09.     Additional Guarantors.........................................     55

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.     Indebtedness..................................................     55
SECTION 6.02.     Liens.........................................................     56
SECTION 6.03.     Fundamental Changes...........................................     57
SECTION 6.04.     Investments, Loans, Advances, Guarantees and Acquisitions.....     58
SECTION 6.05.     Transactions with Affiliates..................................     58
SECTION 6.06.     Restrictive Agreements........................................     59
SECTION 6.07.     Leverage Ratio................................................     59
SECTION 6.08.     Net Worth.....................................................     59


                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                            The Administrative Agent

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01.     Notices.......................................................     64
SECTION 9.02.     Waivers; Amendments...........................................     65
SECTION 9.03.     Expenses; Indemnity; Damage Waiver............................     66
SECTION 9.04.     Successors and Assigns........................................     68
SECTION 9.05.     Survival......................................................     71
SECTION 9.06.     Counterparts; Integration; Effectiveness......................     71
SECTION 9.07.     Severability..................................................     71
SECTION 9.08.     Right of Setoff...............................................     71
SECTION 9.09.     Governing Law; Jurisdiction; Consent to Service of Process....     72
SECTION 9.10.     WAIVER OF JURY TRIAL..........................................     73
SECTION 9.11.     Judgment Currency.............................................     73
SECTION 9.12.     Headings......................................................     73
SECTION 9.13.     Confidentiality...............................................     74
SECTION 9.14.     Interest Rate Limitation......................................     74

SCHEDULES:

Schedule 2.01 -- Commitments

Schedule 3.05 -- Disclosed Matters

Schedule 3.11 -- Subsidiaries

Schedule 6.01 -- Existing Indebtedness

Schedule 6.02 -- Existing Liens

Schedule 6.05 -- Existing Transactions with Affiliates

Schedule 6.06 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Guarantee Agreement

Exhibit B -- Form of Assignment and Assumption

Exhibit C-1 -- Form of Opinion of General Counsel to the Borrower

Exhibit C-2 -- Form of Opinion of Shearman & Sterling LLP

Exhibit D -- Mandatory Costs Rate

                                 CREDIT AGREEMENT dated as of January 9, 2004
                           among AMERICAN AXLE & MANUFACTURING, INC., AMERICAN AXLE & MANUFACTURING HOLDINGS, INC., the LENDERS party hereto, and JPMORGAN CHASE BANK, as Administrative Agent.

                  The parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Account" means, collectively, (a) an "account" as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York or under other relevant law, (b) a "payment intangible" as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York or under other relevant law, and (c) the Parent's or any Subsidiary's rights to payment for goods sold or leased or services performed or rights to payment in respect of any monetary obligation owed to the Parent or any Subsidiary, including all such rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security.

                  "Acquired/Disposed EBITDA" means, with respect to any Acquired Entity or Business or any Sold Entity or Business (any of the foregoing, a "Pro Forma Entity") for any period, the Consolidated Net Income of such Pro Forma Entity for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income for such Pro Forma Entity, the sum of (i) income tax expense for such period, (ii) gross interest expense for such period (including interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of Receivables), (iii) depreciation and amortization expense for such period, (iv) any special charges and any extraordinary or nonrecurring losses for such period and (v) other non-cash items reducing Consolidated Net Income for such period, and minus (b) without duplication and to the extent included in determining Consolidated Net Income, (i) interest income for such period, (ii) extraordinary or nonrecurring gains for such period and (iii) other noncash items increasing Consolidated Net Income for such period, all determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

                  "Acquired Entity or Business" has the meaning assigned to such term in the definition of "Consolidated EBITDA".

                  "Adjusted EURIBO Rate" means, with respect to any Eurodollar Borrowing denominated in Euro for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing (other than a Eurodollar Borrowing denominated in Euro) for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. If for any reason the Administrative Agent shall have determined that it is unable after due inquiry to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.

                  "Alternative Currency" means Sterling or Euro.

                  "Alternative Currency Borrowing" means a Borrowing comprised of Alternative Currency Loans.

                  "Alternative Currency Equivalent" means, with respect to an amount in Dollars on any date in relation to a specified Alternative Currency, the amount of such specified Alternative Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to such Alternative Currency on such date.

                  "Alternative Currency Letter of Credit" means a Letter of Credit denominated in an Alternative Currency.

                  "Alternative Currency Loan" means any Revolving Loan denominated in an Alternative Currency.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

                   Index Debt                                Eurodollar    Commitment
                    Ratings                   ABR Spread       Spread       Fee Rate
                    -------                   ----------       ------       --------
Category 1        > or = BBB+/Baa1              0.00%          0.625%        0.150%

Category 2        > or = BBB/Baa2               0.00%           1.00%        0.200%

Category 3        > or = BBB-/Baa3              0.25%           1.25%        0.250%

Category 4        > or = than BB+/Ba1           0.50%           1.50%        0.375%

Category 5        < BB+/Ba1                     1.00%           2.00%        0.400%

                  For purposes of the foregoing, (i) if Moody's shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Rate shall be based on Moody's senior implied rating in respect of the Borrower (or if Moody's has not established such senior implied rating, Moody's shall be deemed to have established a rating in Category 5); (ii) if S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Rate shall be based on S&P's corporate credit rating in respect of the Borrower (or if S&P has not established such rating, S&P shall be deemed to have established a rating in Category 5); (iii) if the ratings established or deemed to have been established by Moody's for the Index Debt (or Moody's senior implied rating in respect of the Borrower, if applicable) and S&P for the Index Debt (or S&P's corporate credit rating in respect of the Borrower, if applicable) shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and
(iv) if the ratings established or deemed to have been established by Moody's for the Index Debt (or Moody's senior implied rating in respect of the Borrower, if applicable) and S&P for the Index Debt (or S&P's corporate credit rating in respect of the Borrower, if applicable) shall be changed (other than as a result of a change in the rating system of Moody's or

S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Approved Fund" has the meaning assigned to such term in
Section 9.04.

                  "Arrangers" means JPMorgan Securities Inc. and Banc of America Securities LLC, each in its capacity as joint lead arranger in respect of the credit facility established hereunder.

                  "Assigned Dollar Value" shall have the meaning set forth in
Section 2.21.

                  "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means American Axle & Manufacturing, Inc., a Delaware corporation.

                  "Borrowing" means (a) Revolving Loans of the same currency and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

                  "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan or an Alternative Currency Loan the term "Business Day" shall also exclude any day on which dealings in foreign currencies and exchange between banks may not be carried on in London, England or New York, New York or, in the case of an Alternative Currency

Loan denominated in Euro, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is not open.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent;
(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Borrower or the Parent nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Parent by any Person or group; (d) the failure of the Parent to own, directly or indirectly, at least 75% of the outstanding Equity Interests of the Borrower; or
(e) at any time that any Existing Subordinated Debt is outstanding, the occurrence of a Change of Control, as defined in the Indenture referred to in the definition of "Existing Subordinated Debt".

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $600,000,000.

                  "Consolidated EBITDA" means, of any Person for any period, Consolidated Net Income of such Person for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) income tax expense for such period, (ii) gross interest expense for such period (including interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of Receivables), (iii) depreciation and amortization expense for such period, (iv) any special charges and any extraordinary or nonrecurring losses for such period and (v) other non-cash items reducing such Consolidated Net Income for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) interest income for such period, (ii) extraordinary or nonrecurring gains for such period and (iii) other noncash items increasing such Consolidated Net Income for such period, all determined on a consolidated basis in accordance with GAAP; provided, that for purposes of determining the Leverage Ratio only, (A) there shall be included in determining the Consolidated EBITDA of the Parent for any period the Acquired/Disposed EBITDA of any Person, property, business or asset acquired outside the ordinary course of business during or after the end of such period by the Parent or a Subsidiary, to the extent not subsequently sold, transferred or otherwise disposed of by the Parent or a Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an "Acquired Entity or Business"), based on the actual Acquired/Disposed EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) and (B) there shall be excluded in determining Consolidated EBITDA of the Parent for any period the Acquired/Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of outside the ordinary course of business by the Parent or any Subsidiary during or after the end of such period (each such Person, property, business or asset so sold or disposed of, a "Sold Entity or Business") based on the actual Acquired/Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

                  "Consolidated Net Worth" means, as of any date, (a) the amount of total assets of the Parent and the Subsidiaries minus (b) the amount of total liabilities of the Parent and the Subsidiaries, in each case, that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, of any Person for any period, the net income or loss of such Person for such period determined on a consolidated basis in accordance with GAAP.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Currency Equivalent" means the Dollar Equivalent or the Alternative Currency Equivalent, as the case may be.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Denomination Date" means, in relation to any Alternative Currency Borrowing, the date that is three Business Days before the date such Borrowing is made.

                  "Designated Secured Indebtedness" means Indebtedness secured by a Lien permitted under clause (d) or (e) of Section 6.02.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.05.

                  "Dollar Letter of Credit" means a Letter of Credit denominated in Dollars.

                  "Dollars" or "$" refers to lawful money of the United States of America.

                  "Dollar Equivalent" means, with respect to any amount of an Alternative Currency on any date, the amount of Dollars that may be purchased with such amount of the Alternative Currency at the Spot Exchange Rate with respect to the Alternative Currency on such date.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "EMU Legislation" means the legislative measures of the European Union for the introduction of, changeover to, or operation of the Euro in one or more member states.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "EURIBO Rate" means, with respect to any Eurodollar Borrowing denominated in Euro for any Interest Period, the Euro interbank offered rate per annum determined by reference to the Banking Federation of the European Union for deposits with a maturity comparable to such Interest Period denominated in Euro, as reflected on page 248 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro in the European interbank market) at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Euro deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "EURIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Euro deposits equal to the Dollar Equivalent of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the European interbank market at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as applicable.

                  "Euro" means the single currency of the Participating Member States of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Subsidiary" means, at any time, any Subsidiary affected by an event referred to in clause (i), (j) or (k) of Article VII at such time that would constitute an Event of Default if such Subsidiary was not an "Excluded Subsidiary"; provided, that (a) no Loan Party shall be an Excluded Subsidiary and (b) a Subsidiary shall not be an Excluded Subsidiary if such Subsidiary (on a consolidated basis with all other Excluded Subsidiaries affected by an event referred to in clause (i), (j) or (k) of Article VII and their respective subsidiaries) (i) account for more than 10% of Total Assets of the Parent or (ii) account for more than 10% of the consolidated revenues of the Parent and the Subsidiaries for the most recently ended period of four consecutive fiscal quarters for which financial statements are available, in each case, determined in accordance with GAAP.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, franchise or similar taxes imposed on (or measured by) its net income or, in the case of franchise or similar taxes, gross receipts, by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or in which such Lender is otherwise doing business, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a), (d) any taxes attributable to a failure by a Lender, the Administrative Agent or an Issuing Bank to comply with Section 2.16(e), (e) any taxes imposed as a result of a change in the circumstances of such Lender or Issuing Bank after becoming a Lender or Issuing Bank hereunder, other than a change in law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law and (f) all liabilities, penalties and interest with respect to any of the foregoing Excluded Taxes.

                  "Existing Credit Agreement" means the Credit Agreement, dated as of October 27, 1997, as amended and in effect on the Effective Date, among the Borrower, the Parent, the several lenders party thereto, JPMorgan Chase Bank, as Administrative Agent and Collateral Agent and JPMorgan Chase Bank Delaware, as Fronting Bank.

                  "Existing Letters of Credit" means letters of credit outstanding under the Existing Credit Agreement on and as of the Effective Date.

                  "Existing Subordinated Debt" means the 9-3/4% senior subordinated notes due 2009 issued pursuant to the Indenture, dated as of March 5, 1999, between the Borrower and Bank of New York, as Trustee, outstanding as of the Effective Date.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be the same as that for the next preceding Business Day.

                  "Financial Officer" means, with respect to the Parent or the Borrower, the chief financial officer, principal accounting officer, treasurer or controller thereof, as applicable.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

                  "Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit A, among the Borrower, the Guarantors and the Administrative Agent.

                  "Guarantors" means, as of any date, the Parent and each Subsidiary that is a party to the Guarantee Agreement as a guarantor thereunder as of such date. The Subsidiaries required to become the initial Guarantors on the Effective Date shall be any Subsidiary that is a Material Subsidiary as of such date.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding current accounts payable incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (k) Receivables Financing Debt. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided, that if the sole asset of such Person is its ownership interest in such other entity, the amount of such Indebtedness shall be deemed equal to the value of such ownership interest. For the avoidance of doubt, the Indebtedness of the Borrower or any other Subsidiary shall not include any obligations of the Borrower or such other Subsidiary arising in the ordinary course of business from the establishment, offering and maintenance by the Borrower or such other Subsidiary, as the case may be, of trade payables financing programs under which suppliers to the Borrower or such other Subsidiary, as the case may be, can request accelerated payment from one or more designated financial institutions; provided, that (i) the Borrower or such other Subsidiary, as the case may be, reimburses the designated financial institution or institutions for such accelerated payment on the date specified in the purchase terms and conditions previously agreed upon by the applicable supplier and the Borrower or such other Subsidiary, as the case may be and (ii) had such financial institution or institutions not paid such obligations to the applicable supplier, such obligations would have been required to be classified as a trade payable in the consolidated financial statements of the Borrower or such other Subsidiary, as the case may be, prepared in accordance with GAAP.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower or the Parent, as the case may be, that is not guaranteed by any other Person (other than a Guarantor or the Borrower) or subject to any other credit enhancement.

                  "Information Memorandum" means the Confidential Information Memorandum dated December 2003 relating to the Parent, the Borrower and the Transactions.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

                  "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the date that is 21 days thereafter or on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or such other period agreed to by each Lender participating in such Borrowing), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that is measured in months and that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Issuing Bank" means (a) JPMorgan Chase Bank, in its capacity as an issuer of Letters of Credit hereunder, (b) any other Lender that agrees in writing with the Borrower to become an issuer of Letters of Credit hereunder (with notice to the Administrative Agent), and (c) their respective successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Dollar Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements denominated in Dollars that have not yet been reimbursed by or on behalf of the Borrower at such time plus (c) the Assigned Dollar Value of the aggregate undrawn amount of all outstanding Alternative Currency Letters of Credit at such time plus (d) the Assigned Dollar Value of the aggregate amount of all LC Disbursements denominated in an Alternative Currency that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement (whether a standby letter of credit, a commercial letter of credit or otherwise).

The Existing Letters of Credit shall be deemed to be issued pursuant to this Agreement on the Effective Date and shall be considered Letters of Credit hereunder.

                  "Leverage Ratio" means, on any date, the ratio of (a) Total Net Indebtedness as of such date to (b) Consolidated EBITDA of the Parent for the period of four consecutive fiscal quarters of the Parent ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Parent most recently ended prior to such date).

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing denominated in Dollars or Sterling for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar or Sterling deposits, as the case may be, in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar or Sterling deposits, as applicable, with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Dollar or Sterling deposits, as applicable, of $5,000,000 (or the Dollar Equivalent, if applicable) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Loan Parties" means the Borrower and the Guarantors.

                  "Loan Documents" means this Agreement and the Guarantee Agreement.

                  "Local Time" means (a) with respect to any Loan, Borrowing or Letter of Credit denominated in Dollars, New York City time and (b) with respect to any Loan, Borrowing or Letter of Credit denominated in any Alternative Currency, London time.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, or financial condition of the Parent and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its material obligations under the Loan Documents or (c) the validity and enforceability of any Loan

Document, or the rights and remedies of the Lenders hereunder or under any other Loan Document, taken as a whole.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding $35,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Parent or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

                  "Material Subsidiary" means, as of any date, any Subsidiary (other than the Borrower, a Foreign Subsidiary or a Receivables Subsidiary) that either (a) accounts (together with its subsidiaries on a consolidated basis) for more than 10% of Total Assets of the Parent or (b) accounts (together with its subsidiaries on a consolidated basis) for more than 10% of the consolidated revenues of the Parent and the Subsidiaries for the most recently ended period of four consecutive fiscal quarters for which financial statements are available, in each case, determined in accordance with GAAP.

                  "Maturity Date" means January 9, 2009.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Parent or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Parent" means American Axle & Manufacturing Holdings, Inc., a Delaware corporation.

                  "Participant" has the meaning set forth in Section 9.04.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's construction, artisan's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

                  (d) deposits to secure or in connection with the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Article VII;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Parent or any Subsidiary;

                  (g) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with creditor depository institution; and

                  (h) landlord's Liens under leases of property to which the Parent or a Subsidiary is a party;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America),

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 by S&P or P-1 by Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any Lender, (ii) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or any foreign country recognized by the United States of America which has a combined capital and surplus and undivided profits of not less than $250,000,000 (or the foreign currency equivalent thereof) or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000;

                  (f) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or Moody's;

                  (g) in the case of any Foreign Subsidiary, (i) direct obligations of the sovereign nation (or any agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (iii) investments of the type and maturity described in clauses (a) through (f) above of foreign obligors (or the parents of such obligors), which investments of obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of the Parent and the Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors);

                  (h) shares of mutual funds whose investment guidelines restrict 95% of such funds' investments to those satisfying the provisions of clauses (a) through (f) above; and

                  (i) time deposit accounts, certificates of deposits and money market deposits in an aggregate face amount not in excess 1% of Total Assets of the Parent as of the end of the Parent's most recently completed fiscal year.

                  "Permitted Receivables Financing" means transactions pursuant to which the Parent or one or more of the Subsidiaries (or a combination thereof) realizes cash proceeds in respect of Receivables and Related Security by selling or otherwise transferring such Receivables and Related Security (on a non-recourse basis with respect to the Parent and the Subsidiaries, other than Standard Securitization Undertakings) to one or more Receivables Subsidiaries, and such Receivables Subsidiary or Receivables Subsidiaries realize cash proceeds in respect of such Receivables and Related Security; provided that the Parent or the Borrower shall deliver to the Administrative Agent copies of all documentation entered into in connection with any such transaction.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Receivable" means an Account owing to the Parent or any Subsidiary (before its transfer to a Receivables Subsidiary), whether now existing or hereafter arising, together with all cash collections and other cash proceeds in respect of such Account, including all yield, finance charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

                  "Receivables Financing Debt" means, as of any date with respect to any Receivables Subsidiary and any Permitted Receivables Financing, the amount of the outstanding uncollected Receivables subject to such Permitted Receivables Financing that would be required for such Receivables Subsidiary to discharge all principal obligations to financing parties (and would not be returned, directly or indirectly, to the Parent or the Borrower) if all such Receivables were to be collected at such date and such Permitted Receivables Financing were to be terminated at such date.

                  "Receivables Subsidiary" means a wholly owned Subsidiary that does not engage in any activities other than participating in one or more Permitted Receivables Financings and activities incidental thereto; provided that (a) such Subsidiary does not have any Indebtedness other than Indebtedness incurred pursuant to a Permitted Receivables Financing owed to financing parties (including the Parent or the applicable seller of Receivables) supported by Receivables and Related Security and (b) neither the Parent nor any Subsidiary Guarantees any Indebtedness or other obligation of such Subsidiary, other than Standard Securitization Undertakings.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Related Security" means, with respect to any Receivables subject to a Permitted Receivables Financing, all assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables, including all collateral securing such Receivables, all contracts and all Guarantee or other obligations in respect of such Receivables, and all proceeds of such Receivables.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

                  "Revaluation Date" means, (a) with respect to an Alternative Currency Borrowing, (i) each date that is three Business Days before an Interest Payment Date with respect to such Borrowing and (ii) if the Borrower elects a new Interest Period prior to the end of the existing Interest Period with respect to such Borrowing, the date of commencement of such new Interest Period and (b) with respect to an Alternative Currency Letter of Credit, each date that is the first Monday following the fourth Saturday of each month or, if such date is not a Business Day, the next succeeding Business Day.

                  "Revolving Borrowing" means a Borrowing comprised of Revolving Loans.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender's Revolving Loans denominated in Dollars at such time, (b) the Assigned Dollar Value of the outstanding principal amount of such Lender's Revolving Loans denominated in an Alternative Currency at such time and (c) such Lender's LC Exposure and Swingline Exposure at such time.

                  "Revolving Loan" means a Loan made pursuant to Section 2.03.

                  "S&P" means Standard & Poor's.

                  "Sold Entity or Business" has the meaning assigned to such term in the definition of "Consolidated EBITDA".

                  "Spot Exchange Rate" means, on any day, (a) with respect to any Alternative Currency in relation to Dollars, the spot rate at which Dollars are offered on such day for such Alternative Currency which appears on page FXFX of the Reuters Screen at approximately 11:00 a.m., London time (and if such spot rate is not available on the applicable page of the Reuters Screen, such spot rate as is quoted by the

Administrative Agent to major money center banks at approximately 11:00 a.m., New York City time) and (b) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such day for Dollars which appears on page FXFX of the Reuters Screen at approximately 11:00 a.m., London time (and if such spot rate is not available on the applicable page of the Reuters Screen, such spot rate as is quoted by the Administrative Agent to major money center banks at approximately 11:00 a.m., New York City time). For purposes of determining the Spot Exchange Rate in connection with an Alternative Currency Borrowing, such Spot Exchange Rate shall be determined as of the Denomination Date for such Borrowing with respect to the transactions in the applicable Alternative Currency that will settle on the date of such Borrowing.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities made by the Parent or any of the Subsidiaries in connection with a Permitted Receivables Financing that are customary for accounts receivables securitization financings; provided that Standard Securitization Undertakings shall not include any Guarantee of any Indebtedness or collectability of any Receivables.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate or the Adjusted EURIBO Rate for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Sterling" means lawful money of the United Kingdom.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Parent, including the Borrower.

                  "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or the Subsidiaries shall be a Swap Agreement.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means (a) Standard Federal Bank N.A., in its capacity as lender of Swingline Loans hereunder or (b) any other Lender that agrees in writing with the Borrower to become the Swingline Lender hereunder (with notice to the Administrative Agent); provided, that there shall not be more than one Swingline Lender hereunder at any time.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Total Assets" means, with respect to any Person as of any date, the amount of total assets of such Person and its subsidiaries that would be reflected on a balance sheet of such Person prepared as of such date on a consolidated basis in accordance with GAAP.

                  "Total Indebtedness" means, as of any date, the sum (without duplication) of (a) the aggregate principal amount of Indebtedness of the Parent and the Subsidiaries outstanding as of such date that consists of Capital Lease Obligations, obligations for borrowed money and obligations in respect of the deferred purchase price of property or services, determined on a consolidated basis, plus (b) the amount, if any, by which the aggregate amount of Receivables Financing Debt of the Parent and the Subsidiaries outstanding as of such date exceeds $150,000,000.

                  "Total Net Indebtedness" means, as of any date, Total Indebtedness minus the aggregate amount of cash and cash equivalents that would be set forth on a balance sheet of the Parent and the Subsidiaries as of such date prepared on a consolidated basis in accordance with GAAP.

                  "Transactions" means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to (a) the Adjusted LIBO Rate or the Adjusted EURIBO Rate or (b) the Alternate Base Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Types of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan") . Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing") .

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans (in Dollars or, subject to Section 2.02(d), an Alternative Currency) to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment, (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments, (c) the sum of the Assigned Dollar Values of the aggregate principal amount of all outstanding Revolving Loans denominated in Euro plus the total LC Exposure attributable to Letters of Credit and LC Disbursements denominated in Euro exceeding $100,000,000 or (d) the sum of the Assigned Dollar Values of the aggregate principal amount of all outstanding Revolving Loans denominated in Sterling plus the total LC Exposure attributable to Letters of Credit and LC Disbursements denominated in Sterling exceeding $50,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.13, (i) each Revolving Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith and (ii) each Revolving Borrowing denominated in an Alternative Currency shall be comprised entirely of Eurodollar Loans. Each Swingline Loan shall, at the option of the Borrower, be
(i) an ABR Loan or (ii) a Swingline Loan that bears interest at a rate per annum negotiated between the Borrower and the Swingline Lender. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.14, 2.16 or 2.18 to the extent such amounts would not have been payable had such Lender not exercised such option.

                  (c) Subject to paragraph (d) of this Section, at the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $5,000,000; provided that, for purposes of the foregoing, each Alternative Currency Borrowing shall be deemed to be in an amount equal to the Dollar Equivalent of the amount of such Borrowing at the time such Borrowing was made, without giving effect to any adjustments to such amount pursuant to Section 2.21; provided further, that a Eurodollar

Revolving Borrowing may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement denominated in an Alternative Currency as contemplated by Section 2.05(e). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement denominated in Dollars as contemplated by
Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $500,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Revolving Borrowings outstanding.

                  (d) Loans made pursuant to any Alternative Currency Borrowing shall be made in the Alternative Currency specified in the applicable Borrowing Request in an aggregate amount equal to the Alternative Currency Equivalent of the Dollar amount specified in such Borrowing Request; provided, that for purposes of the Borrowing amounts specified in paragraph (c), each Alternative Currency Borrowing shall be deemed to be in a principal amount equal to its Assigned Dollar Value.

                  (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount (expressed in Dollars) and currency (which must be Dollars or an Alternative Currency) of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.06.

If no election as to the Type of any Revolving Borrowing denominated in Dollars is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no currency is specified with respect to any Revolving Borrowing, then the Borrower shall be deemed to have requested that such Borrowing be denominated in Dollars. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower in Dollars from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of all outstanding Swingline Loans exceeding $30,000,000 or (ii) the total Revolving Credit Exposures exceeding the total Commitments. Notwithstanding the foregoing, the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the unused Commitments would be less than zero. The Borrower may refinance all or any part of a Swingline Loan with another Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan from the Swingline Lender, the Borrower shall notify the Swingline Lender of such request by telephone (confirmed by telecopy), not later than 4:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. The Swingline Lender will, prior to making such Swingline Loan available to the Borrower, notify the Administrative Agent of such notice. The Swingline Lender shall make each Swingline Loan to be made by it hereunder available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 5:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                  (d) The Swingline Lender may be replaced at any time by written agreement among the Borrower and a successor Swingline Lender (with notice to the Administrative Agent and the replaced Swingline Lender). The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the previous Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term "Swingline Lender" shall be deemed to refer to such successor or to the previous Swingline Lender, as the context shall require. On the date of the replacement of a Swingline Lender hereunder, the Borrower shall repay all Swingline Loans made by such Swingline Lender that are outstanding as of such date and such Swingline Lender shall not have any obligation to make any Swingline Loans thereafter.

                  SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the currency in which such Letter of Credit is to be denominated (which shall be Dollars or an Alternative Currency), the amount of such Letter of Credit (expressed in the applicable currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $100,000,000, (ii) the total Revolving Credit Exposures shall not exceed the total Commitments, (iii) the sum of the Assigned Dollar Values of the aggregate principal amount of all outstanding Revolving Loans denominated in Euro plus the total LC Exposure attributable to Letters of Credit and LC Disbursements denominated in Euro shall not exceed $100,000,000 and (iv) the sum of the Assigned Dollar Values of the aggregate principal amount of all outstanding Revolving Loans denominated in Sterling plus the total LC Exposure attributable to Letters of Credit and LC Disbursements denominated in Sterling shall not exceed $50,000,000.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), subject to automatic renewal provisions acceptable to the Issuing Bank, and (ii) the date that is five Business Days prior to the Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such

Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Local time, on the date that is one Business Day after such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Local time, on the date that such LC Disbursement is made, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Local time, on (i) the next Business Day after the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Local time, on the day of receipt, or (ii) the second Business Day following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the applicable minimum borrowing amount set forth herein, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with
Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing (with respect to a payment in Dollars), a Eurodollar Revolving Borrowing (with respect to a payment in an Alternative Currency) or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Eurodollar Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower may have or may acquire as a result of the payment by an Issuing Bank of any draft or the reimbursement of the Borrower thereof) (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the applicable Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at (i) in the case of an LC Disbursement denominated in Dollars, the rate per annum then applicable to ABR Revolving Loans or (ii) in the case of an LC Disbursement denominated in an Alternative Currency, the LIBO Rate (in the case of an LC Disbursement denominated in Sterling) or EURIBO Rate (in the case of an LC Disbursement denominated in Euro) that would apply to a Eurodollar Loan with an interest period of one day plus the Applicable Rate with respect to Eurodollar Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement or Termination of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower and the successor Issuing Bank (with notice to the Administrative Agent and the replaced Issuing Bank). An Issuing Bank also may be terminated as an Issuing Bank hereunder by mutual agreement of the Borrower and such Issuing Bank and notice to the Administrative Agent, if after giving effect to such termination there remains at least one Issuing Bank hereunder. The Administrative Agent shall notify the Lenders of any such replacement or termination of an Issuing Bank. At the time any such replacement or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced or terminated Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement or termination, (i) in the case of a replacement, the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor (in the case of a replacement) or to any previous Issuing Bank or to such successor and all previous Issuing Banks, or to such terminated Issuing Bank (in the case of a termination), as the context shall require. After the replacement or termination of an Issuing Bank hereunder, the replaced or terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the

Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower as of such date (in the currency in which such Letters of Credit and LC Disbursements are denominated) plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Administrative Agent (provided, that the Administrative Agent shall use reasonable efforts to make such investments) such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount and any interest or profits thereon (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time (in the case of a Eurodollar Loan) or 2:00 p.m., Local Time (in the case of an ABR Loan), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower (i) in the United States, in the case of Loans denominated in Dollars or (ii) in London, in the case of Loans denominated in any Alternative Currency, in each case designated by the Borrower in the applicable Borrowing Request; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the

Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Type of Borrowing for which such Lender has not made its share available. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type (if such Borrowing is denominated in Dollars) or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted. Notwithstanding any other provision of this Section, the Borrower shall not be permitted to (i) change the currency of any Borrowing or
(ii) convert any Alternative Currency Borrowing to an ABR Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) for any Borrowing denominated in Dollars, whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is denominated in an Alternative Currency, in which case such Borrowing shall be continued as a Eurodollar Borrowing having an Interest Period of one month's duration). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in Dollars may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurodollar Borrowing denominated in an Alternative Currency shall, at the end of the Interest Period applicable thereto, be continued as a Eurodollar Borrowing having an Interest Period of one month's duration.

                  SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments, in either case, without premium or penalty; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Revolving Credit Exposures would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Except as provided in Section 2.19(b), each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to Section 2.15 but otherwise without premium or penalty, subject to prior notice in accordance with paragraph (c) of this Section.

                  (b) If, on any Revaluation Date for any Alternative Currency Borrowing or any Alternative Currency Letter of Credit, the total Revolving Credit Exposures exceed 105% of the total Commitments, the Borrower shall, on the next Interest Payment Date in respect of such Borrowing (or, in the case of a Revaluation Date for an Alternative Currency Letter of Credit, on the next Interest Payment Date that is at least three Business Days after such Revaluation Date), prepay Revolving Borrowings or Swingline Borrowings in an aggregate amount such that, after giving effect thereto, the total Revolving Credit Exposures do not exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same currency and Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

                  SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans (based on Assigned Dollar Values, in the case of Alternative Currency

Loans) and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan that is an ABR Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest (i) in the case of a Eurodollar Revolving Borrowing denominated in Dollars or Sterling, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurodollar Revolving Borrowing denominated in

Euro, at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed on Revolving Borrowings denominated in Sterling and interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or Adjusted EURIBO Rate or the EURIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent reasonably determines (which reasonable determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the Adjusted EURIBO Rate as applicable, for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing shall be converted to or continued on the last day of the Interest Period applicable thereto as (A) if such Borrowing is denominated in Dollars, an ABR Borrowing or (B) if such Borrowing is denominated in an Alternative Currency, as a Borrowing with an Interest Period of one month's duration bearing interest at a rate reasonably determined by the Administrative Agent to be the cost to the Lenders of making or maintaining the Loans comprising such Borrowing for such period plus the Applicable Rate with respect to Eurodollar Loans (and such Borrowing shall be treated as a Eurodollar Borrowing for all other purposes of this Agreement); provided that, at the at the request of the Administrative Agent or the Borrower, the Administrative Agent and the Borrower shall enter into negotiations for a period of no more than 30 days for the purpose of agreeing to a substitute basis for determining the rate of interest to be applied to such Borrowing and any substitute basis agreed upon shall be, with the consent of the Lenders, binding on all parties to this Agreement, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing (or such Borrowing shall not be made if the Borrower revokes (and in such circumstances, such Borrowing Request may be revoked notwithstanding any other provision of this Agreement) such Borrowing Request by telephonic notice, confirmed promptly in writing, not later than 10:00 a.m., New York City time, on the proposed date of such Borrowing) and (iii) if any Borrowing Request requests a Eurodollar Revolving Borrowing denominated in an Alternative Currency, such Borrowing shall be made as an ABR Borrowing denominated in Dollars (or such Borrowing shall not be made if the Borrower revokes (and in such circumstances, such Borrowing Request may be revoked notwithstanding any other provision of this Agreement) such Borrowing request by telephonic notice, confirmed promptly in writing, not later than 10:00 a.m., New York City time, on the proposed date of such Borrowing); provided that if the circumstances giving rise to such notice do not affect all applicable currencies, then Revolving Borrowings in the currencies that are not affected shall be permitted.

                  SECTION 2.14. Increased Costs. (a) If any Change in Law (other than with respect to Taxes, which shall be governed exclusively by Section 2.16) shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the Adjusted EURIBO rate, as applicable) or any Issuing Bank; or

                  (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or Issuing Bank to be material (excluding for purposes of this Section 2.14 any such increased costs resulting from Taxes or Other Taxes, as to which Section 2.16 shall govern), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the applicable Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, together with a reasonably detailed description of the basis therefor, and including a certification by such Lender or Issuing Bank that its claim for such compensation has been calculated and made in the same manner as under other credit agreements with other borrowers that are similarly situated and with respect to which the event entitling such Lender or Issuing Bank to compensation hereunder also entitled such Lender or Issuing Bank to compensation thereunder, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) For the avoidance of doubt, the amount or amounts payable by the Borrower pursuant to this Section 2.14 shall not include any amount or amounts payable by the Borrower pursuant to Section 2.18.

                  SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate (or, in the case of a Loan denominated in Euro, the Adjusted EURIBO Rate) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest (as reasonably determined by such Lender) which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency and of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, together with a reasonably detailed calculation of such amount, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

                  SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions for Indemnified Taxes and Other Taxes (including any such deductions applicable to additional sums payable under this Section 2.16(a)) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, and without duplication of paragraph (a) hereof, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses (other than Excluded Taxes) arising therefrom or with respect thereto; provided, that the Administrative Agent or such Lender or Issuing Bank, as the case may be, provides the Borrower with a written record therefor setting forth in reasonable detail the basis and calculation of such amounts.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, to the extent such a receipt is issued therefor, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of any Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter as required upon the expiration, obsolescence or invalidity upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do
so), whichever of the following is applicable:

                  (i) duly completed copies of the Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

                  (ii) duly completed copies of Internal Revenue Service Form W-8ECI;

                  (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code,
         (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section

         881(c)(3)(A) of the code, (B) a "10 percent shareholder" of the Parent within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 8981(c)(3)(C) of the Code, and (y) duly completed copies of Internal Revenue Service Form W-8BEN;

                  (iv) any Lender that is not a Foreign Lender shall deliver to the Borrower Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto, properly completed and duly executed. If any Lender fails to deliver Form W-9 or any subsequent versions thereof or successors thereto as required herein, then the Borrower may withhold from any payment to such party an amount equivalent to the applicable backup withholding Tax imposed by the Code, without reduction, or

                  (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

                  (f) If the Administrative Agent or a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this
Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender or Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other reasonable charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender or Issuing Bank in the event the Administrative Agent or such Lender or Issuing Bank is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  (g) Any Lender or Issuing Bank claiming any indemnity payment or additional amounts payable pursuant to this Section 2.16 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Borrower following the reasonable written request by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender or Issuing Bank, require the disclosure of information that the Lender or Issuing Bank reasonably considers confidential or be otherwise disadvantageous to such Lender or Issuing Bank.

                  SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent (or, in the case of any amounts received in respect of a Swingline Loan, at the discretion of the Swingline Lender), be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York (or, in the case of amounts payable in an Alternative Currency, at such other office in London as the Administrative Agent shall specify for such purpose by notice the Borrower), except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars, except that (i) all payments of principal or interest in respect of any Loan (or of any amount payable under Section 2.15 or 2.18 or, at the request of the applicable Lender,
Section 2.14 or 2.16 in respect of any Loan) shall be made in the currency in which such Loan is denominated, (ii) all payments in respect of an LC Disbursement denominated in an Alternative Currency shall be payable in the currency in which such LC Disbursement is denominated and (iii) all fees payable in respect of an Alternative Currency Letter of Credit shall be payable in the currency in which such Letter of Credit is denominated.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and

Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.18. Additional Reserve Costs. (a) If and so long as any Lender is required to make special deposits with the Financial Services Authority or the Bank of England or to maintain reserve asset ratios or pay fees (other than deposits or reserves reflected in the determination of the Adjusted LIBO Rate or Adjusted EURIBO Rate, as the case may be), in each case in respect of any of such Lender's Alternative Currency Loans, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on such Loan, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate, as defined in (and calculated in accordance with the formula and in the manner set forth in) Exhibit D.

                  (b) If and so long as any Lender lending from a branch or office located in a Participating Member State of the European Union that has adopted the Euro is required to comply with reserve assets, liquidity, cash margin or other requirements imposed by the European Central Bank or the European System of Central Banks (but excluding requirements reflected in the Statutory Reserve Rate or the Mandatory Costs Rate) in respect of any of such Lender's Alternative Currency Loans, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on such Loan, additional interest on such Loan at a rate per annum determined by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

                  (c) Any additional interest owed pursuant to paragraph (a) or
(b) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

                  SECTION 2.19. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not, in the reasonable judgment of such Lender, otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, (i) at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (B) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments or (ii) terminate the Commitment of such Lender and prepay all outstanding Loans of such Lender; provided, that (A) the Borrower shall have provided prior notice to the Administrative Agent of such termination and (B) after giving effect to such termination, the total amount of all Commitments shall not be less than $300,000,000. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.20. Redenomination of Sterling. (a) Each obligation of any party to this Agreement to make a payment in Sterling shall be redenominated into Euro if the United Kingdom adopts the Euro as its lawful currency after the date hereof, at the time of such adoption (in accordance with the EMU Legislation). If, in relation to Sterling, the basis of accrual of interest expressed in this Agreement in respect of Sterling shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which the United Kingdom adopts the Euro as its lawful currency; provided that if any Borrowing denominated in Sterling is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

                  (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent (in consultation with the Borrower) may from time to time specify to be appropriate to reflect the adoption of the Euro by the United Kingdom.

                  SECTION 2.21. Assigned Dollar Value. (a) With respect to each Alternative Currency Borrowing, its "Assigned Dollar Value" shall mean the following:

                  (i) the Dollar amount specified in the Borrowing Request therefor unless and until adjusted pursuant to the following clause
         (ii), and

                  (ii) as of each Revaluation Date with respect to such Alternative Currency Borrowing, the "Assigned Dollar Value" of such Borrowing shall be adjusted to be the Dollar Equivalent thereof (as determined by the Administrative Agent based upon the applicable Spot Exchange Rate, which determination shall be conclusive absent manifest error), subject to further adjustment in accordance with this clause
         (ii) thereafter.

                  (b) The Assigned Dollar Value of an Alternative Currency Loan shall equal the Assigned Dollar Value of the Alternative Currency Borrowing of which such Loan is a part multiplied by the percentage of such Borrowing represented by such Loan.

                  (c) With respect to each Alternative Currency Letter of Credit, its "Assigned Dollar Value" shall mean the following:

                  (i) the Dollar Equivalent of the amount of such Alternative Currency Letter of Credit (as determined by the Administrative Agent based on the applicable Spot Exchange Rate as of the date such Alternative Currency Letter of Credit was issued, which determination shall be conclusive absent manifest error), unless and until adjusted pursuant to the following clause (ii), and

                  (ii) as of each Revaluation Date with respect to such Alternative Currency Letter of Credit, the "Assigned Dollar Value" of such Letter of Credit shall be adjusted to be the Dollar Equivalent thereof (as determined by the Administrative Agent based upon the applicable Spot Exchange Rate as of the date that is one Business Day before such Revaluation Date, which determination shall be conclusive absent manifest error), subject to further adjustment in accordance with this clause (ii) thereafter.

                  (d) The "Assigned Dollar Value" of an LC Disbursement in respect of an Alternative Currency Letter of Credit shall mean the Dollar Equivalent thereof based upon the same Spot Exchange Rate used to determine the Assigned Dollar Value of such Alternative Currency Letter of Credit in accordance with paragraph (c) above.

                  (e) The Administrative Agent shall notify the Borrower and the Lenders of any change in the Assigned Dollar Value of any Alternative Currency Borrowing or Alternative Currency Letter of Credit (or LC Disbursement thereunder) promptly following determination of such change.

                                  ARTICLE III

                         Representations and Warranties

                  Each of the Parent and the Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of the Parent and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Parent and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Parent, the Borrower and such other Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent or any Subsidiary or its assets the violation or breach of which would result in or would reasonably be expected to result in a Material Adverse Effect, or give rise to a right thereunder to require any payment to be made by the Parent or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent or any Subsidiary.

                  SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2002, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2003, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

                  (b) Since December 31, 2002, there has been no material adverse change in the business, assets, operations or financial condition of the Parent and the Subsidiaries, taken as a whole.

                  SECTION 3.05. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent or the Borrower, threatened against or affecting the Parent or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Parent nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.06. Compliance with Laws and Agreements. Each of the Parent and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.07. Investment Company Status. Neither the Parent nor any of the Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

                  SECTION 3.08. Taxes. Each of the Parent and the Subsidiaries has timely filed or caused to be filed all Federal and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Subsidiary, as applicable, has set aside on its books adequate reserves or
(b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.09. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements or other information furnished by or on behalf of the Parent or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents or delivered thereunder, taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information or any information concerning future proposed and intended activities of the Parent and the Subsidiaries, the Parent and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections and information are forward looking statements which by their nature are subject to significant uncertainties and contingencies, many of which are beyond the Parent's and the Borrower's control, and that actual results may differ, perhaps materially, from those expressed or implied in such

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                                                                              50

forward looking statements, and no assurance can be given that the projections will be realized).

                  SECTION 3.11. Subsidiaries. Schedule 3.11 sets forth the name and jurisdiction of organization of, and the direct or indirect ownership interest of the Parent in, each Subsidiary, and identifies each Subsidiary that is a Material Subsidiary, in each case, as of the Effective Date.

                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received (i) from each party hereto either a counterpart of this Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) from each of the Borrower and each Guarantor a counterpart of the Guarantee Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Guarantee Agreement) that such party has signed a counterpart of the Guarantee Agreement.

                  (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of Richard G. Raymond, General Counsel of the Borrower, and Shearman & Sterling LLP, counsel to the Loan Parties, substantially in the form of Exhibits C-1 and C-2, respectively, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Parent and the Borrower hereby request such counsel to deliver such opinions.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties and the authorization of the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, the Chief Executive Officer, a Vice President or a Financial Officer of each of the Parent and the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (f) The Borrower shall have made arrangements satisfactory to the Administrative Agent for the termination of all commitments under, payment of all amounts accrued and owing under, and the release and termination of all Liens securing obligations under, the Existing Credit Agreement, in each case on the Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on January 31, 2004 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit (other than any extension or renewal of any Letter of Credit without any increase in the stated amount of such Letter of Credit), is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Loan Parties set forth in the Loan Documents (except, in the case of Loans made and Letters of Credit issued after the Effective Date, the representation and warranty set forth in Section 3.04(b)) shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects with respect to such earlier date).

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit (except those specified in the parenthetical contained in the introductory paragraph of this Section 4.02) shall be deemed to constitute a representation and warranty by the Parent and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                   ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent and the Borrower covenant and agree with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information. The Parent or the Borrower will furnish to the Administrative Agent (and, when furnished, the Administrative Agent will promptly furnish to the Lenders):

                  (a) within 90 days after the end of each fiscal year of the Parent, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that it is understood and agreed that the delivery of the Parent's Form 10-K and annual report for the applicable fiscal year shall satisfy the requirements of this clause (a) if such materials contain the information required by this clause (a);

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, its condensed consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that it is understood and agreed that the delivery of the Parent's Form 10-Q for the applicable fiscal quarter shall satisfy the requirements of this clause (b) if such materials contain the information required by this clause (b);

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Parent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.07 and 6.08 and (iii) stating whether any change in GAAP or in the application thereof affecting the financial statements accompanying such certificate in any material respect has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on such financial statements;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be; and

                  (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

Any financial statement, report, proxy statement or other material required to be delivered pursuant to clause (a), (b) or (d) of this Section shall be deemed to have been furnished to the Administrative Agent and each Lender on the date that the Parent notifies the Administrative Agent that such financial statement, report, proxy statement or other material is posted on the Securities and Exchange Commission's website at www.sec.gov or on the Parent's website at www.aam.com; provided, that the Administrative Agent will promptly inform the Lenders of any such notification by the Parent; provided, further, that the Parent will furnish paper copies of such financial statement, report, proxy statement or material to the Administrative Agent or any Lender that requests, by notice to the Parent, that the Parent do so, until the Parent receives notice from the Administrative Agent or such Lender, as applicable, to cease delivering such paper copies.

                  SECTION 5.02. Notices of Material Events. The Parent or the Borrower will furnish to the Administrative Agent (and when furnished, the Administrative Agent will promptly furnish to the Lenders) written notice of the following, promptly after any executive officer or Financial Officer of the Parent or the Borrower obtains actual knowledge thereof:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any Subsidiary that involves a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would result in or would reasonably be expected to result in a Material Adverse Effect; and

                  (d) any other development that would result in or would reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that (i) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (ii) neither the Parent nor any of its Subsidiaries shall be required to preserve any rights, licenses, permits or franchises, if the Parent or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of its business and if the loss thereof would not have and would not reasonably be expected to have a Material Adverse Affect.

                  SECTION 5.04. Payment of Obligations. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, pay its obligations, including Tax liabilities (but excluding Indebtedness), that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Parent, the Borrower or such other Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

                  SECTION 5.05. Maintenance of Properties; Insurance. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are reasonable and prudent.

                  SECTION 5.06. Books and Records; Inspection Rights. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, keep proper financial books of record and account in which full, true and correct entries are made of all financial dealings and transactions in relation to its business and activities in order to produce its financial statements in accordance with GAAP. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and at the applicable Lender's expense, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested (subject to reasonable requirements of confidentiality, including requirements imposed by law or contract).

                  SECTION 5.07. Compliance with Laws. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used for general corporate purposes, including to refinance Indebtedness under the Existing Credit Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support obligations of the Parent and Subsidiaries incurred in the ordinary course of business.

                  SECTION 5.09. Additional Guarantors. If any Material Subsidiary is formed or otherwise acquired after the date hereof or any Subsidiary that is not a Material Subsidiary subsequently becomes a Material Subsidiary, then, in each case, within 10 Business Days thereafter the Parent or the Borrower shall notify the Administrative Agent thereof and cause such Subsidiary to execute a supplement to the Guarantee Agreement (in the form provided as an annex thereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent) in order to become a Guarantor.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent and the Borrower covenant and agree with the Lenders that:

                  SECTION 6.01. Indebtedness. The Parent and the Borrower will not permit any Subsidiary (other than the Borrower or a Guarantor) to create, incur, assume or permit to exist any Indebtedness, including pursuant to any Guarantee of Indebtedness of the Parent or another Subsidiary, except:

                  (a) Indebtedness owing to the Parent or another Subsidiary;

                  (b) Indebtedness of any Receivables Subsidiary incurred pursuant to any Permitted Receivables Financing; provided, that the aggregate amount of Receivables Financing Debt shall not exceed $200,000,000 at any time outstanding;

                  (c) Designated Secured Indebtedness incurred by any such Subsidiary; provided, that the aggregate principal amount of Designated Secured Indebtedness shall not exceed $200,000,000 at any time outstanding;

                  (d) Indebtedness of any such Subsidiary secured by a Lien permitted by clause (g) of Section 6.02, subject to the limitations set forth therein; and

                  (e) Guarantees by any such Subsidiary of Indebtedness of another Subsidiary (other than the Borrower or a Guarantor);

                  (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided, that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

                  (g) Indebtedness of any such Subsidiary existing on the Effective Date and set forth on Schedule 6.01; and

                  (h) other unsecured Indebtedness of any such Subsidiary; provided that, at the time that any such Indebtedness is incurred, after giving effect to such incurrence and any related transactions then being consummated, the aggregate principal amount of all such Indebtedness of all such Subsidiaries then outstanding shall not exceed 15% of Total Assets of the Parent.

                  SECTION 6.02. Liens. The Parent and the Borrower will not, and will not permit any other Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Parent or any Subsidiary existing on the date hereof (other than Liens of the type permitted under clause (d) or (f) of this Section) and set forth in
         Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Parent or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Parent or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Parent or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (d) Liens on fixed or capital assets acquired, constructed or improved by the Parent or any Subsidiary; provided that (i) such Liens secure Indebtedness incurred to finance the acquisition, construction or improvement of such fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such Liens shall not apply to any other property or assets of the Parent or any Subsidiary (other than to accessions to such fixed or capital assets and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender) and (v) the aggregate principal amount of Designated Secured Indebtedness shall not exceed $200,000,000 at any time outstanding;

                  (e) any other Lien on any property or asset of any Subsidiary that is not a Loan Party; provided, that (i) such Lien secures Indebtedness of such Subsidiary that is not Guaranteed by any Loan Party and (ii) the aggregate principal amount of Designated Secured Indebtedness shall not exceed $200,000,000 at any time outstanding;

                  (f) assignments and sales of Receivables and Related Security pursuant to a Permitted Receivables Financing and Liens arising pursuant to a Permitted Receivables Financing on Receivables and Related Security sold or financed in connection with such Permitted Receivables Financing; provided, that the aggregate amount of Receivables Financing Debt shall not exceed $200,000,000 at any time outstanding; and

                  (g) any other Lien securing Indebtedness of the Parent or any Subsidiary; provided, that the aggregate principal amount of all Indebtedness secured by such Liens shall not exceed $50,000,000 at any time outstanding.

                  SECTION 6.03. Fundamental Changes. The Parent and the Borrower will not, and will not permit any other Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Parent and the Subsidiaries, taken as a whole, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (a) any Person (other than the Borrower) may merge into the Parent in a transaction in which the Parent is the surviving corporation, (b) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if a Loan Party is a party to such merger, then the surviving entity is a Loan Party, (c) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to another Subsidiary and (d) any Subsidiary (other than the Borrower or a Guarantor) may liquidate or dissolve if the Parent determines in good faith that such liquidation or dissolution is in the best interests of the Parent and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Parent and Borrower will not, and will not permit any of the other Subsidiaries (other than a Receivables Subsidiary) to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) investments in the Equity Interests of Subsidiaries;

                  (c) loans or advances made by the Parent to any Subsidiary and made by any Subsidiary to the Parent or any other Subsidiary;

                  (d) Guarantees by the Parent of obligations of any Subsidiary and Guarantees by any Subsidiary of obligations of the Parent or any other Subsidiary, subject to Section 6.01 in the case of Guarantees by a Subsidiary that is not a Loan Party;

                  (e) loans and advances to employees in the ordinary course of business of the Parent and the Subsidiaries as presently conducted in an aggregate amount not to exceed $10,000,000 at any time outstanding; and

                  (f) other investments, loans, advances, acquisitions and Guarantees; provided that, at the time any such investment, loan, advance, acquisition or Guarantee is made and immediately after giving effect thereto, no Default shall have occurred or be continuing.

                  SECTION 6.05. Transactions with Affiliates. The Parent and the Borrower will not, and will not permit any of the other Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Parent, the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Parent and its

Subsidiaries not involving any other Affiliate, (c) advances to employees permitted by Section 6.04, (d) any payment of dividends or any other distribution upon any shares of any class of Equity Interests of the Borrower or any of the other Subsidiaries, (e) fees, compensation and other benefits paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of any Loan Party in the ordinary course of business,
(f) any employment agreement entered into by the Parent or any of the Subsidiaries in the ordinary course of business, (g) any Permitted Receivables Financing and (h) transactions and agreements in existence on the Effective Date and listed on Schedule 6.05 and, in each case, any amendment thereto that is not disadvantageous to the Lenders in any material respect.

                  SECTION 6.06. Restrictive Agreements. The Parent will not permit any Subsidiary (other than a Receivables Subsidiary) that is not a Loan Party to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement in respect of Indebtedness of such Subsidiary that is secured or that is Guaranteed by a Loan Party that prohibits, restricts or imposes any condition upon (a) the ability of such Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of such Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Parent or any other Loan Party or to Guarantee Indebtedness of the Parent or any other Loan Party; provided, that (i) the foregoing shall not apply to restrictions and conditions imposed by law or this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.06 or to any extension or renewal thereof, or any amendment or modification thereto that does not expand the scope of any such restriction or condition, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  SECTION 6.07. Leverage Ratio. The Parent will not permit the Leverage Ratio to exceed to 2.75 to 1.00 at any time.

                  SECTION 6.08. Net Worth. The Parent will not permit Consolidated Net Worth, at the end of any fiscal quarter, to be less than the sum of (a) 75% of Consolidated Net Worth as of December 31, 2003 plus (b) 50% of Consolidated Net Income for each fiscal quarter with positive Consolidated Net Income that ends after December 31, 2003 and at or prior to the end of such fiscal quarter, plus (c) 100% of each increase in Consolidated Net Worth that occurs after the Effective Date and at or prior to the end of such fiscal quarter and is attributable to the issuance of Equity Interests.
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                                                                              60

                                  ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate or financial statement furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Parent or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in clause (a) of
         Section 5.02 or in Section 5.03 (with respect to the existence of the Parent or the Borrower) or 5.08 or in Article VI (other than Section 6.05);

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Parent or any Subsidiary shall fail to make any payment of principal, interest or premium (regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable, and such failure shall continue after the expiration of the grace period (if any) for such failure specified in the agreement or instrument governing such Indebtedness;

                  (g) the Parent or any Subsidiary shall fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Material Indebtedness, if such failure results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause
         (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) the Parent or any Subsidiary shall fail to observe or perform any term, covenant, condition or agreement (other than the failure to pay principal, interest or premiums) contained in the indenture governing the Existing Subordinated Debt, and such failure shall continue after the expiration of the grace period (if any) for such failure specified in such indenture, if such failure enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of the Existing Subordinated Debt or the trustee on its or their behalf to cause the Existing Subordinated Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

                  (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) liquidation, reorganization or other relief in respect of the Parent or any Subsidiary (other than an Excluded Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Subsidiary (other than an Excluded Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (j) the Parent or any Subsidiary (other than an Excluded Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Subsidiary (other than an Excluded Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (k) the Parent or any Subsidiary (other than an Excluded Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (l) one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 (to the extent such amount is not either (i) covered by insurance and the applicable insurer has acknowledged liability or has been notified and is not disputing coverage or (ii) required to be indemnified by another Person that is reasonably likely to be able to satisfy its indemnity obligation (other than the Parent or a Subsidiary) and such Person has acknowledged such obligation or has been notified and is not disputing such obligation) shall be rendered against the Parent, any Subsidiary or any combination thereof and the same shall remain undischarged and unsatisfied for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent or any Subsidiary to enforce any such judgment;

                  (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or

                  (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Parent or the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Parent or the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                            The Administrative Agent

                  Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the Guarantee Agreement, any related agreement or any document furnished hereunder or thereunder.

                  The parties hereto acknowledge that the Arrangers (in their capacity as such) do not have any duties or responsibilities under any of the Loan Documents and will not be subject to liability thereunder to any of the Loan Parties for any reason.

                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i) if to the Parent or the Borrower, to it at One Dauch Drive, Detroit, Michigan 48211, Attention of the Chief Financial Officer (Telecopy No. 313-758-4238) with a copy to the Treasurer (Telecopy No. 313-758-3936) and the General Counsel (Telecopy No. 313-758-3897);

                  (ii) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 111 Fannin -10th Floor, Houston, TX 77002, Attention of Clifford Trappani (Telecopy No. 713-750-2938), with a copy to JPMorgan Chase Bank, 270 Park Avenue - 4th Floor, NY 10017, Attention of Richard Duker (Telecopy No. 212-270-5127);

                  (iii) if to JPMorgan Chase Bank in its capacity as Issuing Bank, to it at JPMorgan Chase Bank, Standby Letter of Credit Department
         - 4th Floor, 10420 Highland Manor Drive, Tampa, FL 33610, Attention of James Alonzo (Telecopy No. 813-432-5161);

                  (iv) if to Standard Federal Bank N.A. in its capacity as a Swingline Lender, to it at 2600 West Big Beaver Road, Troy, MI 48084, Attention of Jason Bierlein (Telecopy No. 248-822-5748); and

                  (v) if to any other Lender, Issuing Bank or Swingline Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

                  (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  (c) Any party hereto may change its address or telecopy number or the contact person for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Parent, the Borrower and the Required Lenders or by the Parent, the Borrower and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is a party thereto with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) release the Parent or any Material Subsidiary from its Guarantee under the Guarantee Agreement, or limit its liability in respect of such Guarantee, without the written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be.

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of a single counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of the Subsidiaries, or any Environmental Liability related in any way to the Parent or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its directors, trustees, officers or employees.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees (but without limiting the obligation of the Borrower to pay such amount) to pay to the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the applicable Issuing Bank or the Swingline Lender in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that
(i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a),
         (b), (i) or (j) of Article VII has occurred and is continuing, any other assignee;

                  (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of a Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment; and

                  (C) each Issuing Bank.

                  (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default under clause
         (a), (b), (i) or (j) of Article VII has occurred and is continuing;

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent (and, in the case of an assignment requiring the consent of the Borrower pursuant to subparagraph
         (b)(i)(A) of this Section 9.04, the Borrower) an Assignment and Assumption, and shall pay to the Administrative Agent a processing and recordation fee of $3,500;

                  (D) the Administrative Agent shall notify the Borrower of each assignment of which the Administrative Agent becomes aware; provided that the failure of the Administrative Agent to provide such notice shall in no way affect any of the rights or obligations of the Administrative Agent under this Agreement or otherwise subject the Administrative Agent to any liability; and

                  (E) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                  For purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Parent, the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent, the Borrower, any Issuing Bank, any Lender and their respective representatives (including counsel and accountants), at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall deliver to the Administrative Agent and the Borrower (in such number of copies as shall be requested by the recipient) duly signed completed copies of Internal Revenue Service Form W-8IMY (or any successor thereto), together with any information statements of exemption required under the Code for each Participant and (D) the Loan Parties, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Parent and Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Guarantee Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. Upon the occurrence and during the continuance of an Event of Default, and provided that the Loans shall have become or shall have been declared due and payable pursuant to the provisions of
Article VII, each

Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Parent or the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Any such deposits and obligations may be combined in such setoff and application, regardless of the currency in which such deposits and obligations are denominated. Each Lender agrees to promptly notify the Parent and the Borrower after any such set-off and application; provided, that the failure of any Lender to so notify the Parent and the Borrower shall not affect the validity of any such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each of the Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) Each of the Parent and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Judgment Currency. The obligations hereunder of the Borrower to make payments in Dollars or in an Alternative Currency, as the case may be (the "Obligation Currency"), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Parent, the Borrower or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being thereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Currency Equivalent of such amount, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (a) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Parent or the Borrower, as the case may be, covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  (b) For purposes of determining the Currency Equivalent under this Section 9.11, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                  SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this

Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.13. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Parent or the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent or the Borrower. For the purposes of this Section, "Information" means all information received from the Parent or the Borrower relating to the Parent or the Borrower or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Parent or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything express or implied herein or in any other Loan Document to the contrary, "Information" shall not include, and the Administrative Agent, each Lender, and each Loan Party (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing) may disclose without limitation of any kind, (a) any information with respect to the "tax treatment" and "tax structure" (in each case within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment or tax structure, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons and (b) all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent, such Lender, or any Loan Party relating to such treatment and tax structure.

                  SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the

"Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the Maximum Rate.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    AMERICAN AXLE & MANUFACTURING, INC.

                                       by
                                          /s/ Michael K. Simonte
                                          -------------------------------------
                                          Name: Michael K. Simonte
                                          Title: Treasurer

                                    AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

                                       by
                                          /s/ Michael K. Simonte
                                          -------------------------------------
                                          Name: Michael K. Simonte
                                          Title: Treasurer

                                    JPMORGAN CHASE BANK, individually and as Administrative Agent by
                                          /s/ John C. Riordan
                                          -------------------------------------
                                          Name: John C. Riordan
                                          Title: Vice President

                                    KEY BANK NATIONAL ASSOCIATION

                                       by
                                           /s/ W. Robert Perkins
                                          -------------------------------------
                                          Name: W. Robert Perkins
                                          Title: Vice President

                                    CREDIT LYONNAIS NEW YORK BRANCH

                                       by
                                           /s/ Lee E. Greve
                                          -------------------------------------
                                          Name: Lee E. Greve
                                          Title: First Vice President

                                    BANK OF CHINA, NEW YORK BRANCH

                                       by
                                          /s/ Kitty Sin
                                          -------------------------------------
                                          Name: Kitty Sin
                                          Title: First Vice President

                                       by /s/ William W. Smith
                                          -------------------------------------
                                          Name: William W. Smith
                                          Title: Chief Loan Officer

                                    UFJ BANK LIMITED

                                       by
                                           /s/ Stephen C. Small
                                          -------------------------------------
                                          Name: Stephen C. Small
                                          Title: Senior Vice President & Area
                                          Manager

                                    BNP PARIBAS

                                       by
                                          /s/ Rosalie C. Hawley
                                          -------------------------------------
                                          Name: Rosalie C. Hawley
                                          Title: Director

                                       by /s/ Peter C. Labrie
                                          -------------------------------------
                                          Name: Peter C. Labrie
                                          Title: Central Region Manager

                                    W.S. BANK, NATIONAL ASSOCIATION

                                       by
                                          /s/ Jeff Janza
                                          -------------------------------------
                                          Name: Jeff Janza
                                          Title: Vice President

                                    THE BANK OF TOKYO-MITUSBISHI, LTD.,
                                    CHICAGO BRANCH

                                       by
                                          /s/ Shinichiro Munechika
                                          -------------------------------------
                                          Name: Shinichiro Munechika
                                          Title: Deputy General Manager

                                    MERRILL LYNCH BANK USA

                                       by
                                          /s/ Louis Alder
                                          -------------------------------------
                                          Name: Louis Alder
                                          Title: Vice President

                                    STANDARD FEDERAL BANK, N.A.

                                       by
                                          /s/ Jason W. Bierlein
                                          -------------------------------------
                                          Name: Jason W. Bierlein
                                          Title: Vice President

                                    SUNTRUST BANK

                                       by
                                          /s/ Michael Murphey
                                          -------------------------------------
                                          Name: Michael Murphey
                                          Title: Director

                                    NATIONAL CITY BANK OF MICHIGAN/ILLINOIS

                                       by
                                          /s/ Brian H. Harbin
                                          -------------------------------------
                                          Name: Brian H. Harbin
                                          Title: Vice President

                                    HSBC BANK USA

                                       by
                                          /s/ John G. Tierney
                                          -------------------------------------
                                          Name: John G. Tierney
                                          Title: Vice President

                                    THE BANK OF NEW YORK

                                       by
                                          /s/ John M. Lokay, Jr.
                                          -------------------------------------
                                          Name: John M. Lokay, Jr.
                                          Title: Vice President

                                    SUMITOMO MITSUI BANKING CORPORATION

                                       by
                                          /s/ Robert H. Riley, III
                                          -------------------------------------
                                          Name: Robert H. Riley, III
                                          Title: Senior Vice President

                                    MIZUHO CORPORATE BANK, LTD.

                                       by
                                          /s/ Robert Gallagher
                                          -------------------------------------
                                          Name: Robert Gallagher
                                          Title: Vice President & Team Leader

                                    THE BANK OF NOVA SCOTIA

                                       by
                                          /s/ V. Gibson
                                          -------------------------------------
                                          Name: V. Gibson
                                          Title: Assistant Agent

                                    BANK OF CHINA, LOS ANGELES BRANCH

                                       by
                                          /s/ Haiping Liu
                                          -------------------------------------
                                          Name: Haiping Liu
                                          Title: First Vice President and Head
                                          of Los Angeles Branch

                                    BANK ONE, NA

                                       by
                                          /s/ Hassan Qayyum
                                          -------------------------------------
                                          Name: Hassan Qayyum
                                          Title: Associate

                                    WACHOVIA BANK, NATIONAL ASSOCIATION

                                       by
                                          /s/ Karen H. McClain
                                          -------------------------------------
                                          Name: Karen H. McClain
                                          Title: Managing Director

                                    THE NORINGHUKIN BANK, NEW YORK BRANCH

                                       by
                                          /s/ Fumiaki Ono
                                          -------------------------------------
                                          Name: Fumiaki Ono
                                          Title: General Manager

                                    BANK OF AMERICA, N.A.

                                       by
                                          /s/ Chas McDonell
                                          -------------------------------------
                                          Name: Chas McDonell
                                          Title: Managing Director

                                    MANUFACTURERS AND TRADERS TRUST COMPANY

                                       by
                                          /s/ Stewart Shettle
                                          -------------------------------------
                                          Name: Stewart Shettle
                                          Title: Vice President

                                    COMERICA BANK

                                       by
                                          /s/ Robert M. Ramirez
                                          -------------------------------------
                                          Name: Robert M. Ramirez
                                          Title: Vice President